Exhibit 99.2

PRESS RELEASE | August 31, 2021 | NASDAQ:PLL

PIEDMONT COMPLETES INITIAL INVESTMENT IN IRONRIDGE
Strategic Investment in Ghana Lithium Portfolio Supports Growth Plans

•	Piedmont Lithium has completed a 9.9% investment in IronRidge Resources

•	Earn-in agreement via staged investments to acquire a 50% stake in IronRidge’s Ghana lithium portfolio

•	Supply agreement gives Piedmont rights to 50% of Ghanaian spodumene concentrate (“SC6”) production

•	SC6 supply provides options for staged lithium hydroxide production expansion in North Carolina or Quebec

BELMONT, N.C. – Piedmont Lithium Inc. (Nasdaq: PLL) (“PLL”) is pleased to announce that the Company has completed a 9.9% investment in IronRidge Resources (AIM: IRR) (“IRR”) following satisfaction of conditions pursuant to the Subscription Agreement between PLL and IRR announced July 1, 2021.

Piedmont previously entered into a Project Agreement with IRR to acquire up to 50% of IRR’s lithium portfolio in Ghana via staged investments over 3-4 years supporting exploration, definitive feasibility study, and initial capital costs for IRR’s Ewoyaa Project.  The Ewoyaa Project has an initial Mineral Resource estimate of 14.5Mt at 1.31% Li2O1.

An SC6 supply agreement signed between PLL and IRR in June 2021 gives Piedmont the right to purchase 50% of the production from the Ewoyaa Project at market pricing terms for life-of-mine.  A scoping study announced by IRR in January 2021 outlined a business case for 295,000 tons per year (“t/y”) of SC6 production from the Ewoyaa Project.  Ewoyaa is approximately 70 miles from the port of Takoradi with favorable logistics to ports in North America2.

SC6 production from Ewoyaa is expected to support Piedmont’s future lithium hydroxide production plans in North America.  Offtake rights from Ewoyaa could support a phased expansion of the Carolina Lithium Project in North Carolina or provide optionality for lithium hydroxide production in Quebec in combination with SC6 offtake from Sayona Quebec and North American Lithium.

Keith D. Phillips, President and Chief Executive Officer, commented: “We are pleased to have concluded this investment in IronRidge and look forward to partnering with IRR to maximize the potential of the Ghana Lithium Portfolio.  Ewoyaa is a high-quality asset with the potential for low capital and operating costs, and the broader portfolio offers tremendous exploration upside.  We are currently evaluating options for production of lithium hydroxide from Ewoyaa’s SC6 supply and will provide updates as these studies progress. Our Ghanaian investments complement our existing investments in Quebec, and our wholly owned flagship Carolina Lithium Project in Gaston County, North Carolina, as we further execute on our strategy to become North America’s leading lithium hydroxide producer.”

For further information, contact:

Keith Phillips	Brian Risinger
President & CEO	VP - Investor Relations and Corporate Communications
T: +1 973 809 0505	T: +1 704 910 9688
E: kphillips@piedmontlithium.com	E: brisinger@piedmontlithium.com

1 Refer to IRR announcement dated January 28, 2020.
2 Refer to IRR announcement dated January 19, 2021.

About Piedmont Lithium

Piedmont Lithium (Nasdaq:PLL; ASX:PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. The centerpiece of our operations, Carolina Lithium, is located in the renowned Carolina Tin Spodumene Belt of North Carolina. Combining our U.S. assets with equally strategic and in-demand mineral resources, and production assets in Quebec and Ghana, positions us to be one of the largest, lowest cost, most sustainable producers of battery-grade lithium hydroxide in the world. We will also be the most strategically located to best serve the fast-growing North American electric vehicle supply chain. The unique geology, geography and proximity of our resources, production operations and customer base, will allow us to deliver valuable continuity of supply of a high-quality, sustainably produced lithium hydroxide from spodumene concentrate, preferred by most EV manufacturers.  Our diversified operations will enable us to play a pivotal role in supporting America’s move toward decarbonization and the electrification of transportation and energy storage.  For more information, visit www.piedmontlithium.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development and construction activities; current plans for Piedmont’s mineral and chemical processing projects; strategy; and expectations regarding permitting. Such forward-looking statements involve substantial and known and unknown risks, uncertainties and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont will be unable to commercially extract mineral deposits, (ii) that Piedmont’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Quebec and IronRidge Resources, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, and (xiv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this presentation and actual events, results, performance and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this presentation. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Mineral Resources

The information contained herein and previously reported by IronRidge Resources has been prepared in accordance with the requirements of the securities laws in effect in Australia, which differ from the requirements of United States securities laws. The terms "mineral resource", "measured mineral resource", "indicated mineral resource" and "inferred mineral resource" are Australian mining terms defined in accordance with the 2012 Edition of the Australasian Code for Reporting of Exploration Results, Mineral Resources and Ore Reserves (the “JORC Code”). Comparable terms are now also defined by the U.S. Securities and Exchange Commission (“SEC”) in its newly adopted Modernization of Property Disclosures for Mining Registrants as promogulated in its S-K 1300 standards.  While the guidelines for reporting mineral resources, including subcategories of measured, indicated, and inferred resources, are largely similar for JORC and S-K 1300 standards, information contained herein that describes IronRidge Resources’ mineral deposits is not fully comparable to similar information made public by U.S. companies subject to reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder  Piedmont does not guaranty or verify the accuracy of any disclosure made by IronRidge Resources.